Exhibit 23.1

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

9601 AMBERGLEN BLVD., SUITE 117	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 625
AUSTIN, TEXAS 78729-1106	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944
www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the use of the name Cawley, Gillespie & Associates, Inc., to references to Cawley, Gillespie & Associates, Inc. as independent petroleum engineers, and to the inclusion of information taken from our reserve audit as of December 31, 2010 and September 30, 2011 for Mid-Con Energy I, LLC and Mid-Con Energy II, LLC, and our reserve audit of Mid-Con Energy Partners, LP as of December 31, 2011 in the Mid-Con Energy Partners, LP Annual Report on Form 10-K for the year ended December 31, 2011, (the “10-K”) and in the registration statement on Form S-8 (File No. 333-179161) and the registration statement on Form S-1 (File No. 333-176265). We further consent to the inclusion of our reserve audit dated February 16, 2012 as Exhibit 99.1 in the 10-K.

Sincerely,

Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693

March 6, 2012
Fort Worth, Texas